Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock and Series A Convertible Voting Preferred Stock

of

CIDARA THERAPEUTICS, INC.

at

$221.50 Net Per Common Share and $15,505.00 Net Per Series A Share

Pursuant to the Offer to Purchase

Dated December 5, 2025

by

CAYMUS PURCHASER, INC.

a wholly owned subsidiary of

MERCK SHARP & DOHME LLC

a wholly owned subsidiary of

MERCK & CO., INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE ONE MINUTE FOLLOWING 11:59 P.M.,

EASTERN TIME, ON JANUARY 6, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the Letter of Transmittal (as defined below), and any other documents, and the shares of common stock, par value $0.0001 per share (the “Common Shares”) and shares of Series A Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series A Shares”, with the Common Shares and the Series A Shares referred to collectively as the “Shares”), of Cidara Therapeutics, Inc., a Delaware corporation (“Cidara”) cannot be delivered to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”) prior to the expiration of the Offer. Such form may be delivered mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

Mail or deliver the Letter of Transmittal, to:

If delivering by mail:	If delivering by express mail, courier, or other expedited service:

Broadridge, Inc. Attention: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge, Inc. Attention: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Caymus Purchaser, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Merck Sharp & Dohme LLC, a New Jersey limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 5, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.0001 per share, and shares of Series A Convertible Voting Preferred Stock, par value $0.0001 per share, of Cidara Therapeutics, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s)

(please print)

Address(es):

(Zip Code)

Dated: , 202
Area Code and Telephone No(s):

Signature(s):

2

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4 and (c) a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery or a properly completed and duly executed Letter of Transmittal and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within one Nasdaq Capital Market trading day of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)

Dated:

3